UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): April 10, 2013

QKL STORES INC.

(Exact name of registrant as specified in charter)

Delaware	033-10893	75-2180652

(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4 Nanreyuan Street

Dongfeng Road

Sartu District

163300 Daqing, PRC

(Address Of Principal Executive Offices) (Zip Code)

(011) 86-459-460-7825

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 10, 2013, the Audit Committee of the Board of Directors of QKL Stores Inc. (the “Company”), after consultation with and upon recommendation from management of the Company, concluded that the Company’s financial statements for certain prior periods identified below, each as filed with the Securities and Exchange Commission, should be amended to correct accounting errors. The errors relate to the Company’s former practice of not consolidating Daqing Longqing Microcredit Co., Ltd., a People’s Republic company (the “QKL-LQ”) in its financial reports, which the Company controls, through arrangement that absorbs operations risk, as if QKL-LQ were a wholly-owned subsidiary of the Company, under ASC 810, “Variable Interest Entity”.

The Audit Committee concluded that, in light of the accounting errors discussed above, the previously issued unaudited interim financial statements for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 should no longer be relied upon.  The Company will file an amendment on Form 10-Q/A for each of the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 as soon as practicable.

The Company’s authorized officers and the Audit Committee have discussed the foregoing matters with the Company’s current independent registered public accounting firm, Albert Wong & Co. LLP. The Board of Directors has authorized and directed that the officers of the Company take the appropriate and necessary actions to restate the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QKL STORES INC.

	By:	/s/Tsz-Kit-Chan

	Name:	Tsz-Kit Chan

	Title:	Chief Financial Officer
Date: April 12, 2013